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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): MAY 28, 1999

                               AT HOME CORPORATION
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             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

                000-22697                              77-0408542
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               (Commission                            (IRS Employer
              File Number)                         Identification No.)

 425 BROADWAY STREET, REDWOOD CITY, CA                    94063
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 (Address of principal executive offices)              (Zip Code)

                                 (650) 569-5000
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)



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ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS.

        On May 28, 1998, At Home Corporation, a Delaware corporation (the "COMPANY"), completed its acquisition of Excite, Inc., a Delaware corporation ("EXCITE"). Excite is a global Internet media company that operates two Internet portal web sites, excite.com and webcrawler.com, and specializes in the delivery of highly targeted marketing solutions through its subsidiary MatchLogic, Inc. The Company plans to offer the content available on these two web sites to its broadband subscribers, and to combine MatchLogic's marketing skills with the rich media technologies of the Company's Enliven business unit to offer advertisers a unified way to target, measure and report advertising on all devices on which the Company's services are offered.

        The acquisition was accomplished by merging a wholly owned subsidiary of the Company with and into Excite (the "MERGER"), with Excite surviving the Merger and becoming a wholly owned subsidiary of the Company. The acquisition was accounted for as a purchase, and the Merger is intended to qualify as a tax free reorganization.

        George Bell, the Chief Executive Officer and Chairman of Excite, became President and a director of the combined company as a result of the Merger. Certain other executives of Excite also became executives of the combined company. L. John Doerr and William R. Hearst III are members of the Company's board of directors and Vinod Khosla was a member of the Excite board of directors. Each of these individuals is a general partner of the general partner of Kleiner Perkins Caufield & Byers VII ("KPCB VII"). KPCB VII beneficially owns 1,609,707 shares of the Company's Series K common stock and beneficially owned 1,395,548 shares of Excite common stock. Mr. Khosla beneficially owned an additional 897,247 shares of Excite common stock.

        In the Merger, the Company issued approximately 58 million shares of its Series A common stock, according to an exchange ratio of 1.041902 shares for each outstanding share of Excite common stock (prior to a two-for-one split of the Company's common stock scheduled to be effective June 16, 1999). The Company assumed outstanding options to purchase Excite common stock and converted these into options to acquire approximately 23 million shares of the Company's Series A common stock according to the same exchange ratio, subject to the terms and conditions, including exercisability and vesting schedules, of the original options. The Company filed a registration statement on Form S-8 with the Securities and Exchange Commission on June 3, 1999 to register these assumed options and the shares of the Company's Series A common stock to be issued pursuant to the exercise of these options. The Company also assumed outstanding warrants to purchase Excite common stock and outstanding debt instruments convertible into Excite common stock and converted these into warrants and debt instruments convertible into the Company's Series A common stock according to the same exchange ratio.



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ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)     Financial Statements.

                Financial statements required by this item will be filed by an amendment to this current report on Form 8-K on or prior to August 13, 1999.

        (b)     Pro Forma Financial Information.

                Pro forma financial information required by this item will be filed by an amendment to this current report on Form 8-K on or prior to August 13, 1999.

        (c)     Exhibits.

                2.01 Agreement and Plan of Reorganization, dated January 19, 1999, among the Company, Countdown Acquisition Corp. and Excite. (incorporated by reference to Exhibit 2.01 to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on February 19,
                        1999).

                2.02 Certificate of Merger, as filed with the Delaware Secretary of State on May 28, 1999.

                4.01 At Home Corporation Fifth Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on May 28, 1999 (incorporated by reference to Exhibit 4.01 to the Company's registration statement on Form S-8 filed with the Securities and Exchange Commission on June 3, 1999).

                99.01 Press Release issued by the Company on May 28, 1999, announcing the completion of the Company's acquisition of Excite.

                99.02 Press Release issued by the Company on April 28, 1999, announcing that the Company and Excite had received antitrust clearance for the Merger from the Department of Justice and the Federal Trade Commission.



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 1999                     AT HOME CORPORATION



                                        By: /s/ KENNETH A. GOLDMAN
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                                           Kenneth A. Goldman,
                                           Senior Vice President and
                                           Chief Financial Officer



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                                  EXHIBIT INDEX

2.02 Certificate of Merger, as filed with the Delaware Secretary of State on May 28, 1999.

99.01 Press Release issued by the Company on May 28, 1999, announcing the completion of the Company's acquisition of Excite.

99.02 Press Release issued by the Company on April 28, 1999, announcing that the Company and Excite had received antitrust clearance for the Merger from the Department of Justice and the Federal Trade Commission.